United States

Securities And Exchange Commission
Washington, DC 20549

FORM 8-K

Current Report Pursuant to
Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 8, 2026

Midland States Bancorp, Inc.
(Exact Name of Registrant as Specified in Charter)

Illinois	001-35272	37-1233196
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 Network Centre Drive
Effingham, Illinois 62401
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (217) 342-7321

N/A
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	MSBI	The Nasdaq Stock Market LLC
Depositary Shares (each representing a 1/40th interest in a share of 7.750% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series A, $2.00 par value)	MSBIP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 11, 2026, Midland States Bancorp, Inc. (the “Company”) announced that Claire A. Stack was appointed as Executive Vice President and Chief Financial Officer of the Company and its wholly owned banking subsidiary, Midland States Bank (the “Bank”), effective May 8, 2026.

Ms. Stack, age 38, joined the Company in November 2025 as the Company’s Corporate Controller, and was appointed as Vice President – Chief Accounting Officer and interim Chief Financial Officer in March 2026. She brings more than fifteen years of accounting and finance leadership experience within the financial services sector, including public bank accounting, SEC reporting, internal controls, and audit and regulatory compliance. Ms. Stack is a Certified Public Accountant (CPA) and previously served as Corporate Controller at Steelcase, Inc., a publicly traded furniture company, and held various senior leadership positions in accounting and finance at CliftonLarsonAllen LLP, a public accounting firm, Agracel, Inc., an industrial real estate developer, PricewaterhouseCoopers LLP, and KPMG LLP. She holds a Bachelor of Science in Accounting and Technology Management from Indiana University’s Kelley School of Business.

As previously disclosed, the Company and the Bank entered into a Change of Control Agreement with Ms. Stack in connection with her prior appointment as Chief Accounting Officer and interim Chief Financial Officer, which remains in effect. In connection with her appointment as Executive Vice President and Chief Financial Officer, Ms. Stack executed an offer letter from the Bank, which provides for an annual salary of $350,000, bonus potential equal to 40% of her base salary, eligibility for annual equity awards equal to 50% of her base salary, granted as restricted stock or non-qualified stock options, and a one-time grant of restricted stock in connection with her promotion equal to 50% of her base salary, subject to approval by the Company’s Board of Directors or Compensation Committee. Following Ms. Stack’s termination of employment, she will generally be subject to non-solicitation restrictions for a period of 12 months.

Item 7.01	Regulation FD Disclosure.

A copy of the press release regarding Ms. Stack’s appointment is furnished herewith as Exhibit 99.1.

The information furnished pursuant to this Item and the related exhibit shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Description
99.1	Press Release of Midland States Bancorp, Inc., dated May 11, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SignatureS

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 11, 2026	MIDLAND STATES BANCORP, INC.

	By:	/s/ Nathan Sturycz
Nathan Sturycz
General Counsel